Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ecolab Inc. of our report dated June 23, 2020, appearing in this annual report on Form 11-K of the Ecolab Savings Plan and ESOP as of and for the year ended December 31, 2019. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/Olsen Thielen & Co., Ltd.
Olsen Thielen & Co., Ltd.
Roseville, Minnesota
November 13, 2020